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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PRICE LEGACY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation)	33-0628740 (I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300 San Diego, California (Address of Principal Executive Offices)	92128 (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act: None

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

        Securities Act registration statement file number to which this form relates:                        (if applicable)

        Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.0004 par value
(Title of Class)

6.82% Series 1 Cumulative Redeemable Preferred Stock, $.0001 par value
(Title of Class)

EXPLANATORY NOTE

        This registration statement on Form 8-A is being filed to:

          (a)   change the registration of the Common Stock, par value $.0004 per share (the "Common Stock"), of Price Legacy Corporation, a Maryland corporation ("Price Legacy"), from Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to Section 12(g) of the Exchange Act in connection with the listing of the Common Stock on the Nasdaq National Market System ("Nasdaq"); and

          (b)   register the 6.82% Series 1 Cumulative Redeemable Preferred Stock, par value $.0001 per share (the "Series 1 Preferred Stock"), of Price Legacy under Section 12(g) of the Exchange Act in connection with the listing of the Series 1 Preferred Stock on Nasdaq.

        The Common Stock is currently registered under Section 12(b) of the Exchange Act and is listed on the American Stock Exchange ("AMEX"). Price Legacy anticipates that the listing of the Common Stock on Nasdaq will begin at the opening of trading on March 15, 2004, at which time the listing of the Common Stock on AMEX will be terminated. Price Legacy anticipates that the listing of the Series 1 Preferred Stock on Nasdaq will begin at the opening of trading on March 15, 2004.

Item 1. Description of Registrant's Securities to be Registered.

        A description of the Common Stock and Series 1 Preferred Stock meeting the requirements of this item appears under the caption "Description of Price Legacy Capital Stock" in Price Legacy's Definitive Proxy Statement for its Special Meeting of Stockholders held on March 11, 2004, filed with the Securities and Exchange Commission on February 11, 2004, and such description is incorporated herein by reference.

Item 2. Exhibits.

3.1		Articles of Amendment and Restatement of Price Legacy Corporation.
3.2	(1)	Bylaws of Price Legacy Corporation.
4.1		Form of Price Legacy Corporation Common Stock Certificate.
4.2	(2)	Form of Price Legacy Corporation Series A Preferred Stock Certificate.
4.3		Form of Price Legacy Corporation Series 1 Preferred Stock Certificate.

(1)
Incorporated by reference to Price Legacy's Transition Report on Form 10-K filed with the SEC on March 27, 1998.

(2)
Incorporated by reference to Price Legacy's Registration Statement on Form 8-A filed with the SEC on August 7, 1998.

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Price Legacy has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 12, 2004	PRICE LEGACY CORPORATION
	By:	/s/ ROBERT M. SIORDIA
	Name:	Robert M. Siordia
	Title:	Chief Operating Officer and Secretary

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EXPLANATORY NOTE
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE